UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2005

CLAIRE’S STORES, INC.

(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

001-08899 (Commission File Number)	59-0940416 (IRS Employer Identification Number)

3 S.W. 129th Avenue, Pembroke Pines, Florida 33027
(Address of principal executive offices)

Registrant’s telephone number, including area code: (954) 433-3900

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
Index to Exhibits
EMPLOYMENT AGREEMENT/ E. BONNIE SCHAEFER
EMPLOYMENT AGREEMENT/ MARLA SCHAEFER

Item 1.01 Entry into a Material Definitive Agreement.

     On February 11, 2005, Claire’s Stores, Inc. (the “Company”) entered into employment agreements (the “Employment Agreements”) with E. Bonnie Schaefer, the Company’s co-Chief Executive Officer and co-Chairman of the Board of Directors, and Marla Schaefer, the Company’s co-Chief Executive Officer and co-Chairman of the Board of Directors (collectively, the “Executives”), which were approved by the Compensation Committee of the Board of Directors. The following summary of the Employment Agreements is qualified in its entirety by reference to the text of the Employment Agreements, copies of which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.

     Each of the Employment Agreements provides for an initial three-year term, with automatic one year renewal periods (with a three-year renewal period in the event of a change in control), unless the Company or the Executive provides notice of non-renewal. Pursuant to the Employment Agreements, each Executive will receive an annual base salary of $800,000 during the first year of the Employment Agreement, subject to increase thereafter based on annual review, with a minimum annual increase of three percent (3%). Each Executive is also eligible to receive incentive compensation of up to 225% of such Executive’s base salary (“Incentive Compensation”) based on achievement of performance criteria, to be established each year by an independent committee of the Board. Upon signing of the Employment Agreement, each Executive was granted 75,000 shares of restricted stock, which shall vest twenty-five percent (25%) on February 1, 2006, twenty-five (25%) on February 1, 2007 and fifty (50%) on February 1, 2008. The Executive shall be entitled to receive performance shares during each year of employment, subject to the achievement of performance goals established by the Compensation Committee. For Fiscal 2006, the Executive is entitled to receive 50,000 shares, subject to achievement of established performance goals. The Employment Agreements provide for expense reimbursements and other customary employee benefits.

     If the Executive is terminated by the Company without cause (as defined in the Employment Agreements) or the Executive terminates her employment for good reason (as defined in the Employment Agreements): (i) the Executive shall receive payment of two (2) times the amount of the Executive’s annual base salary; (ii) the Executive shall receive payment of two (2) times the Incentive Compensation (determined as set forth in the Employment Agreements); and (iii) the Company shall continue to provide the Executive with certain benefits until the Executive’s full retirement date for Social Security purposes or until the age of seventy (70). Also, the restricted stock and performance shares held by Executive shall immediately vest.

     If the Company terminates the Executive pursuant to a change of control (as defined in the Employment Agreements): (i) the Executive shall receive payment of three (3) times the amount of the Executive’s annual base salary; (ii) the Executive shall receive payment of three (3) times the Incentive Compensation (determined as set forth in the Employment Agreements); and (iii) the Company shall continue to provide the Executive with her benefits under the Employment Agreement until the Executive’s full retirement date for Social Security purposes or until the age of seventy (70). Also, the restricted stock and performance shares held by Executive shall immediately vest.

     If the Executive’s employment is terminated as a result of disability, or if the Executive terminates her employment with the Company without good reason, the Company shall provide certain benefits as set forth in the Employment Agreements for a period of twelve (12) months (or in the case of disability, thirty-six (36) months). In the case where the Company terminates the Executive’s employment for cause or the Executive terminates her employment without good reason, the portion of the restricted stock and performance shares that have not vested as of the termination date shall terminate; however, if the Executive’s employment is terminated because of disability or death, the restricted stock and performance shares held by Executive shall immediately vest.

     Each of the Employment Agreements provides for customary protections of the Company’s confidential information and intellectual property and that each Executive shall not, during her employment term and for a period of two (2) years following her period of employment, compete with the Company, employ or attempt to employ employees of the Company, or call on or solicit any of the actual or targeted prospective customers or clients of the Company.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit 10.1—Employment Agreement dated February 11, 2005 between Claire’s Stores, Inc. and E. Bonnie Schaefer

Exhibit 10.2—Employment Agreement dated February 11, 2005 between Claire’s Stores, Inc. and Marla Schaefer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLAIRE’S STORES, INC.
Date: February 17, 2005	By:	/s/ Ira D. Kaplan
Ira D. Kaplan
Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title
10.1	Employment Agreement dated February 11, 2005 between Claire’s Stores, Inc. and E. Bonnie Schaefer

10.2	Employment Agreement dated February 11, 2005 between Claire’s Stores, Inc. and Marla Schaefer